Exhibit 10.13

LICENSE AGREEMENT
AMENDMENT #4

WHEREAS, effective as of December 1, 2014, and as further amended September 20, 2016, September 12, 2017, and February 21, 2017, Miromatrix Medical Inc., a corporation organized under the laws of the State of Delaware and having an office 10399 West 70th Street, Eden Prairie, MN 55344 ("Miromatrix") and Mayo Foundation for Medical Education and Research, a not for profit corporation with an address at 200 First Street SW, Rochester, MN 55905 ("Mayo") executed a License Agreement (the "Agreement") for Services as outlined in the Agreement.

WHEREAS, Miromatrix and Mayo wish to amend said Agreement.

NOW, THEREFORE, Miromatrix and Mayo agree as follows:

1.	The Term of the Agreement shall be extended for an additional 6 month period. Accordingly, the new expiration date of the Agreement shall be June 30, 2019.
2.	Miromatrix has agreed to provide additional funding of $444,448 for year three of the Project. Accordingly, the attached Exhibit B-2 shall amend Section 3 of the Agreement.
3.	The parties wish to add an additional project to the Statement of Work. Accordingly, the attached Exhibit A-1 shall hereby amend the Statement of Work/the Project.
4.	Except as specifically provided herein, the terms and conditions of the Agreement shall remain in force.

IN WITNESS WHEREOF, the Parties have executed this Amendment which shall be effective as of the last dated signature below.

MIROMATRIX MEDICAL INC.		MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Jeff Ross	By:	/s/ Virginia M. Bruce
Name:	Jeff Ross	Name:	Virginia M. Bruce
Title:	CEO	Title:	Director, Legal Contract Adminis-tration
Date:	1/23/2018	Date:	1/24/2018

Budget - Exhibit B-2

U MAYO CLINIC PI Name: Scott Nyberg, MD, PhD MCR Funding Proposal Number: FP86573-A1-A1-A1-A1 Sponsor: Miromatrix Medical Inc. Date: 12/27/07
Study Title: Amendment #4: Miromatrix/Mayo Transplantable Liver Project (Nyberg)

1/1/18-12/31/18**
Personnel: (Includes salary and benefits*):	$77,683
Dr. Scott Nyberg, PI
Bruce Amiot, Business Analyst

Lab Supplies:
Media	$108,000
ICP Probes	$29,000

Internal Services:
Cr scans	$7,200
Pigs + OR	$72,000
Pig Harvests	$24,000
Auto Transplants	$24,000

Sub-Total	$341,883
lndirects (30%)	$102,565

BUDGET TOTAL	$444,448

Payment Terms: The total budget above will be payable in four quarterly payments of $111,112 each. The first payment of $111,112 will be payable upon execution of the contract amendment. The remaining three payments will be invoiced at 3 months, 6 months, and 12 months after contract amendment execution.

*Salary and benefit rate information is confidential. Mayo cannot share individual costs or rate information, as this would be against Mayo policy

** This budget only reflects the additional funds that are being added with amendment #4.

Exhibit A-1

Project 1: Implantation of a revascularized decellularized liver graft with autologous portal hepatocyte seeding post transplantation.

Project 2: The model development and testing of a recellularized liver grafts to provide functional support in a pig model for 48 hours.